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Exhibit (a)(2)

IBASIS, INC.
STATEMENT OF STOCK OPTION GRANTS AND ELECTION FORM

Name (Last, First):	Department:

ID Number:	Manager:

Electing Grants to Exchange

You will receive a copy of your Personnel Option Status ("POS") report outlining all of your stock option grants. Your options may be eligible for exchange in the stock option exchange program. Please review your POS report carefully and contact Tamah Rosker or Roya Salamipour if you have any questions about your stock option grants. You may only tender for exchange those stock option grants that you have actually received and that are otherwise eligible for exchange.

When you have completed this Statement of Stock Option Grants and Election Form ("Election Form") and thus indicated the grants that you wish to exchange, please sign and date this form in the space provided at the bottom. To validly surrender options for exchange, you must return your Election Form to Human Resources before the exchange offer expires at 5:00 p.m., Eastern Time, on December 23, 2002. Please keep a copy of your completed Election Form for your records. Once you have submitted an Election Form, you can withdraw your election only by submitting a Notice of Withdrawal to Human Resources before the exchange offer expires. Please note that if you tender an Eligible Option, you must tender all unexercised shares covered by that option; partial tenders are not permitted and will be deemed to be a tender of all the shares covered by the tendered options.

I acknowledge that a list of all of my options appears on the website for my e-trade account or is otherwise available from Human Resources. I wish to surrender for exchange those options with an exercise price of $1.00 or more per share (the "Eligible Options") listed in the table below in the rows where I have indicated a desire to exchange the options listed in that row, subject to the terms and conditions of the Offer to Exchange Outstanding Stock Options, dated November 25, 2002 (the "Offer to Exchange"). I understand that any options granted since June 23, 2002 ("Required Options") must be exchanged by me if iBasis accepts any of my surrendered Eligible Options. I understand that if my tender of options is accepted, I will (1) have no right, title or interest to my surrendered Eligible Option(s) indicated in the table below and any Required Option(s) (whether or not indicated in the table below), and any certificates or other documentation evidencing such option grant(s) shall be void and of no further effect, and (2) receive a new option to purchase one share of common stock for every share of common stock issuable upon the exercise of my surrendered Eligible Option(s), as more fully explained in the Offer to Exchange.

Complete the following table with respect to ALL options granted to you under the iBasis, Inc. 1997 Stock Incentive Plan:

Number	Option Date	Price	Eligible Options*	Exchange This Option	DO NOT Exchange This Option

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*
Column 11 of your POS report

SIGNATURE:	DATE:

SOCIAL SECURITY NO.:	TIME:

Data Privacy Notice

In order to administer this program, iBasis must collect, use and transfer certain information regarding you and your option grants, and may have to pass that information on to third parties who are assisting with the program. By submitting this form and accepting this offer, you agree to such collection, use and transfer of your personal data by iBasis, its subsidiaries and the third parties assisting with the program, but only for the purpose of administering your participation in this offer. You also acknowledge and agree that: (1) the parties receiving this data may be located outside of your country, and the recipient's country may have different data privacy laws and protections than yours, (2) the data will be held only as long as necessary to administer and implement the program, (3) you can request from iBasis a list of the parties that may receive your data, (4) you can request additional information about how the data is stored and processed, and (5) you can request that the data be amended if it is incorrect. You can withdraw your consent to the collection, use and transfer of your data by contacting iBasis. You should note, however, that if you withdraw your consent, it may affect your ability to participate in this option exchange program. Please contact iBasis, or your human resources representative, if you have any questions.

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  Exhibit (a)(2)
IBASIS, INC. STATEMENT OF STOCK OPTION GRANTS AND ELECTION FORM